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                           EXHIBIT 21

             STIFEL FINANCIAL CORP. AND SUBSIDIARIES

           SUBSIDIARIES OF STIFEL FINANCIAL CORP. (1)
           ------------------------------------------


                                 STATE OF             NAMES UNDER WHICH
NAME                          INCORPORATION         SUBSIDIARY DOES BUSINESS
----                          -------------       --------------------------
 Stifel, Nicolaus &             Missouri          Stifel, Nicolaus & Company,
 Company, Incorporated                            Incorporated

 Alliance Realty Corp.          Missouri          Alliance Realty Corp.

 Century  Securities            Missouri          Century  Securities
 Associates, Inc.                                 Associates, Inc.

 Stifel, Nicolaus Insurance     Arkansas          Stifel, Nicolaus Insurance
 Agency, Inc. (2)                                 Agency, Inc.

 S-N Capital Corp. (2)          Missouri          S-N Capital Corp.

 Stifel Insurance Agency  -       Ohio            Stifel Insurance Agency -
 Ohio, Inc. (4)                                   Ohio, Inc.

 Stifel Venture Corp.           Missouri          Stifel Venture Corp.

 Pin Oak Capital, Ltd. (3)      Missouri          Pin Oak Capital, Ltd.

 Stifel Asset Management Corp.  Missouri          Stifel Asset Management Corp.

 Stifel CAPCO, L.L.C.           Missouri          Stifel CAPCO, L.L.C.

 Stifel  CAPCO II, L.L.C.       Missouri          Stifel CAPCO II, L.L.C.

(1) Does not include corporations in which registrant owns 50 percent or less of the stock.
(2) Wholly owned subsidiary of Stifel, Nicolaus & Company, Incorporated.
(3) Wholly owned subsidiary of Stifel Asset Management Corp.
(4) Majority  owned subsidiary  of  Stifel, Nicolaus & Company, Incorporated.